Exhibit 4.8

- Courtesy translation -

RESTRICTED STOCK GRANT PLAN STEVANATO GROUP S.P.A. 2021-2022

NEW REGULATION

Premises:

(a)
Stevanato Group S.p.A., with registered offices in Piombino Dese (PD), via Molinella 17, registration number at the Companies’ Register of Padova, tax and VAT code no. 01487430280, share capital Euro 20.002.000,00 fully paid in (hereinafter “SG” or the “Company”), with the resolution adopted by the Shareholders’ Meeting on March 4, 2021 decided to adopt a stock incentive plan (hereinafter the “Stock Grant Plan Stevanato Group S.p.A. 2021-2027” or the “Stock Grant Plan 21-27”) for the benefit of some individuals identified by the SG’s administrative body, assuming the commitment to ensure that such beneficiaries, under certain conditions, become owners of a certain number of SG shares, approving at the same time the relevant Regulation (hereinafter the “Regulation”) .
(b)
During the first months of 2021, the SG’s administrative body, in compliance with the aforementioned shareholders' resolution and of the Regulation, identified the beneficiaries relating to the First Vesting Period (as defined in the Regulation and also defined below) and proceeded to perform on their behalf the free of charge transfer of a certain number of SG shares, subject to the constraints provided for by the Regulation (hereinafter the "Initial Beneficiaries").
(c)
During the first months of 2022, the need was also raised to evaluate the opportunity to close a previous and different share incentive plan (hereinafter the "LTI"), which in the meantime had lost its incentive power, offering to the LTI beneficiaries the possibility of becoming beneficiaries of the Stock Grant Plan 21-27 in 2022 by using the rights deriving from the participation in the LTI in the meantime accrued to them (hereinafter the "New Beneficiaries", as also defined below), but providing - unlike the current rules contained in the Regulation, which remain valid for the Initial Beneficiaries -, that the free of charge transfer of the property of a certain number of SG shares should have been done after the end of the First Vesting Period, after having verified the actual achievement of the Performance Objectives (as defined below) set for such Vesting Period and the other conditions set below.
(d)
In order to allow the entry in 2022 by the New Beneficiaries in the Stock Grant Plan 21-27 as indicated in the previous letter (c), it was therefore necessary to make some changes to the aforementioned Regulation which, currently, on the one hand, does not allow the entry of other beneficiaries after a certain time has elapsed from the beginning of each Vesting Period (as defined in the Regulation and also defined below) and, on the other hand, unlike the LTI regulation, does provide for the free transfer of the property of the SG shares already during a Vesting Period, with a reduction mechanisms in the event that the Performance Objectives envisaged for the same Vesting Period have not been achieved and the other conditions have not been verified. Through such changes, the Initial Beneficiaries and the New Beneficiaries relating to the First Vesting Period will coexist, in some cases with specific rules, under the Stock Grant Plan 21-27, the total duration of which has been limited to the First Vesting Period only (therefore, until 2022) for the reasons set out in the following letter e).
(e)
During the first months of 2022, in fact, the GS’s administrative body carried out, with the help of sector experts, a more general assessment of the alignment of the rules contained in the Stock Grant Plan 21-27 Regulation to the international best practices, which indicate as appropriate to provide, on the one hand, a longer duration of each Vesting Period and, on the other hand, that the free of charge transfer of the property of the shares to the beneficiaries should take place after the end of each Vesting Period, once the actual achievement of the Performance Objectives and other conditions envisaged for the assignment have been properly verified. From the outcome of this assessment, the SG's administrative body decided to limit the duration of the Stock Grant Plan 21-27 to the First Vesting Period only, with consequent further amendments to the Regulation: these changes will allow the SG’s administrative body to approve a new unique stock incentive plan in line with the aforementioned international Best Practices, valid for the years subsequent to 2022.
(f)
The amendments to the Stock Grant Plan 21-27 and to the related Regulation indicated in the previous letters d) and e) were approved by resolution of the SG’s administrative body on 11th April 2022 and incorporated into the text of this regulation (hereinafter the "New Regulation") governing the Restricted Stock Grant Plan Stevanato Group SpA 2021—2022 (hereinafter also the "Stock Grant Plan 21-22" or the "SGP 21-22" as defined below). With the approval of the SGP 21-22 and the related New Regulation, the Stock Grant Plan 21-27 and the related Regulation ceased to be effective, without prejudice to all rights and obligations accrued by the Initial Beneficiaries during the validity of the Stock Grant Plan 21-27 and the related Regulation, rights and obligations that are governed by this New Regulation.
(g)
through the implementation of the SGP 21-22, SG intends to involve the Initial Beneficiaries and the New Beneficiaries in the economic and strategic development of the Company and of the entire SG Group (as defined below), aligning their interests with those of Company’s shareholders and stakeholders.

All this being said, the Restricted Stock Grant Plan Stevanato Group S.p.A. 2021—2022 shall be governed by this New Regulation.

1.
DEFINITIONS

For the purposes of this New Regulation the terms indicated below shall have the meaning ascribed to them in this article 1:

1.1.
"Accounting Principles" means the IAS/IFRS international accounting standards issued by the IASB (International Accounting Standards Board).
1.2.
“Additional Free of Charge Assignment” means the assignment of the Shares Additionally Assigned to each of the Initial Beneficiaries related to the First Vesting Period to be done by SG if at the end of such Vesting Period the Final Cumulative Ebitda will be at least 1% (onepercent) greater than the Ebitda Target related to the same Vesting Period. In any case the number of the Shares Additionally Assigned may not exceed 50% of the number of Shares indicated in the Grant Letter sent to that Initial Beneficiary.
1.3.
“Additional Grant Letter” means the letter sent to each of the Initial Beneficiaries after the end of the FirstVesting Period, through which the Company communicates the number of Shares Additionally Assigned related to such Vesting Period and the restrictions related to such Shares Additionally Assigned.
1.4.
“Agreement” means the agreement between SG and each of the Initial Beneficiaries containing the constraints, governed by Articles. 6, 9 and 10 of this New Regulation, to which the Shares and Shares Additionally Assigned (as defined below) are subject and to which the Initial Beneficiaries undertake to comply with.
1.5.
“Agreement 2” means the agreement between SG and each of the New Beneficiaries of Shares containing the constraints, governed by Articles. 6, 9 and 10 of this New Regulation, to which the Shares (as defined below) are subject and to which the New Beneficiaries of Shares undertake to comply with.
1.6.
“Agreement 3” means the agreement between SG and each of the New Beneficiaries of Money containing the constraints, governed by Article 10 of this New Regulation, to which the New Beneficiaries of Money undertake to comply with.
1.7.
“Assignment Date of the Shares” means the date on which the SG’s administrative body sent to each Initial Beneficiary and will send to each New Beneficiary of Shares the Grant Letter.

1.8.
“Assignment Date of the Rights” means the date on which the SG’s administrative body will send to each New Beneficiary the Letter of Grant of the Rights (as defined below).
1.9.
“Assignment Date of the Shares Additionally Assigned” means the date on which the SG’s administrative body will send to each Initial Beneficiary the Additional Grant Letter;
1.10.
“Beneficiary” (collectively “Beneficiaries”) includes both the Initial Beneficiaries and the New Beneficiaries (as defined below);
1.11.
“Initial Beneficiary” (collectively “Initial Beneficiaries”) means each employee of SG and/or of a company of the SG Group, or each self-employed worker working for SG and/or a company of the SG Group, identified by the SG’s administrative body as individual playing a strategic role in SG and/or in a company of the SG Group and to whom the Grant Letter (as defined below) has already been sent within 31st December 2021, and to whom the Additional Grant Letter (as defined below) will be sent in case the related conditions (set out below) are met.
1.12.
"New Beneficiary" (collectively "New Beneficiaries") means each employee of SG and / or of SG Group companies, or each self-employed worker who works for SG and / or SG Group companies, who will be identified, starting from 11 April 2022, by the SG’s administrative body as a person who plays a strategic role in SG and/ or in the companies of the SG Group and to whom the Letter of Attribution of Rights will be sent.
1.13.
"New Beneficiary of Shares" (collectively "New Beneficiaries of Shares") means each of the New Beneficiaries recipient of a Letter of Attribution of Rights which contemplates the right to obtain, after the end of the First Vesting Period, the free of charge transfer of the property of a certain number of Shares.
1.14.
"New Beneficiary of Money" (plural "New Beneficiaries of Money") means each of the New Beneficiaries recipient of a Letter of Attribution of Rights which contemplates the right to obtain the payment in his/her favor of a certain amount of money as such New Beneficiary resides in a jurisdiction that does not allow him/her to become a shareholder of the Company.
1.15.
“BP SGP” or “Business Plan SGP” means the consolidated organic plan containing the economic and financial basic parameters of the Stock Grant Plan 21-22 in the period covered by such plan, and in particular the Revenue Targets and the Ebitda Targets. Such plan is attached to this New Regulation under Exhibit “A”.
1.16.
“Business Day” means any day on which the credit institutions are open to the public in Italy.
1.17.
“Call Option 1” is the power granted by the Initial Beneficiaries to SG that entitles SG, pursuant to art. 10 of the New Regulation, to request to the Initial Beneficiaries the sale to SG of all the, or a portion of the, Shares whose property has been transferred free of charge to them during the First Vesting Period.
1.18.
“Call Option 2” is the power granted by the Initial Beneficiaries and by the New Beneficiaries of Shares to SG that entitles SG, pursuant to art. 10 of the New Regulation, to request to the Initial Beneficiaries the sale to SG of all the, or a portion of the, Shares Additionally Assigned whose property has been transferred free of charge to them after the end of the First Vesting Period, and to request to the New Beneficiaries of Shares the sale to SG of all the, or a portion of the, Shares whose property has been transferred free of charge to them after the end of the First Vesting Period
1.19.
“Call Option 3” is the power granted by the New Beneficiaries of Money to SG that entitles SG, pursuant to art. 10 of the New Regulation, to request to the New Beneficiaries of Money the reimbursement to SG of 50% of all the, or of a portion of the, amount of money paid to them after the end of the Lock-Up Period following the First Vesting Period.
1.20.
"Commitment to Reimburse" is the unconditional and irrevocable commitment assumed by the New Beneficiaries of Money to reimburse to SG 50% of the amount of money paid to them in relation to the First Vesting Period, if SG exercises the Call Option 3 according to the rules established by article 10 of the New Regulation.

1.21.
" Cumulative Final Ebitda" means the sum of the Final Ebitda of both the financial years included in the First Vesting Period. This economic value is used in order to verify the achievement of the Performance Objectives (as defined below) only for the Initial Beneficiaries.
1.22.
“Ebitda” means Earnings Before Interest, Taxes, Depreciation and Amortization of SG determined on the basis of SG’s consolidated financial statements as of December 31 of each financial year pursuant to the provisions attached to this New Regulation under Exhibit “B”.
1.23.
“Final Ebitda” means the amount calculated on the basis of SG’s consolidated financial statement, prepared in accordance with the IAS/IFRS accounting principles, presented to SG’s Shareholders’ Meeting upon the approval of SG’ s financial statement.
1.24.
"Single Final Ebitda" means the amount of the Final Ebitda related to the second financial year included in the First Vesting Period. This economic value is used in order to verify the achievement of the Performance Objectives (as defined below) only for the New Beneficiaries.
1.25.
"Events" are the assessments made by the SG’s administrative body pursuant to Article 15 of the New Regulation which make the Rights, attributed to each of the New Beneficiaries with the Letter of Attribution of Rights, effective and defintively quantified.
1.26.
"Interest-Bearing Loan" means the interest-bearing loan agreement, in the form of a loan, that each of the Initial Beneficiaries and each of the New Beneficiaries of Shares may enter into with SG in order to obtain the funding to be made available to the Company for the payment of taxes and of any contributions due as a result of the free of charge transfer in their favor of the property of the Shares and, for the Initial Beneficiaries only, of the Shares Additionally Assigned. As an alternative to the stipulation of the Interest-Bearing Loan agreement, each of the Initial Beneficiaries and each New Beneficiaries of Shares will have the right to sell part of the Shares and, limited to the Initial Beneficiaries, of the Shares Additionally Assigned in order to obtain the funding to be made available to the Company for the payment of taxes and any contributions due as a result of the free of charge transfer in their favor of the property of the Shares and, for the Initial Beneficiaries only, of the Shares Additionally Assigned.
1.27.
“Lock-up Period” means the one-year period, following the First Vesting Period, after which:
i.
the property of the Shares transferred free of charge to the Initial Beneficiaries and to the New Beneficiaries of Shares related to the First Vesting Period and the property of the Shares Additionally Assigned transferred free of charge to the Initial Beneficiaries related to such Vesting Period will be freely transferable from the Beneficiaries to third parties other than SG. Until the end of the Lock-up Period as determined above the Initial Beneficiaries and the New Beneficiaries of Shares shall maintain the Shares and Shares Additionally Assigned free from any possible option and pre-emption right or any other restriction or limitation, either contractual and/or non-contractual including, but not limited to, absence of any encumbrance such as pledge, or other interests as warranty (“interessi in garanzia”) due or granted to third parties, or foreclosure, preventive seizure or other type of charge of any other nature, except for those arising from the by-laws of SG and/or by this Regulation and/or by explicit and particular authorisations decided by the administrative body of SG (for example the Insider Trading Policy). The Lock-Up Period will not be applied to the Shares and, limited to the Initial Beneficiaries, to the Shares Additionally Assigned that the Initial Beneficiaries and the New Beneficiaries of Shares intend to sell in order to obtain the funds to be made available to the Company for the payment of taxes and any contributions due as a result of the transfer of the property free of charge to them of the aforementioned shares;

ii.
the amount of money related to the First Vesting Period contained in the Money Grant Letter will be paid to the New Beneficiaries of Money.

1.28.
"Letter of Attribution of Rights" is the letter by which the Company, during the second financial year included in the First Vesting Period, will communicate to each of the New Beneficiaries the Rights attributed to him/her, the Performance Objectives and Events, and to which the New Regulation will be attached.
1.29.
“Grant Letter” means the letter that SG has already sent to each of the Initial Beneficiaries during the First Vesting Period on the basis of the provisions contained in the Regulations.
1.30.
"Shares Grant Letter" means the letter that will be sent by SG, after the end of the First Vesting Period, to each of the New Beneficiaries of Shares to inform him/her about the number of Shares whose property will be transferred to him/her free of charge in relation to such Period Vesting, the restrictions relating to such Shares, as well as the main contents of the New Regulation, which will in any case be attached to the Shares Grant Letter.
1.31.
"Money Grant Letter" means the letter that will be sent by SG, after the end of the First Vesting Period, to each of the New Beneficiaries of Money to communicate him/her the amount of money related to the First Vesting Period that will be paid to him/her after the end of the Lock-Up Period that follows such Vesting Period, as well as the main contents of these New Regulation, which will in any case be attached to the Money Grant Letter.
1.32.
"Performance Objectives" means, for the New Beneficiaries, the Annual Ebitda Target and the Annual Revenue Target and, for the Initial Beneficiaries, the Biennial EBITDA Target and the Biennial Revenue target.
1.33.
“Annual Ebitda Target” (collectively “Annual Ebitda Targets”) means the amount of the Ebitda identified in the BP SGP on the basis of the yearly consolidated financial statements related to second financial year included in the First Vesting Period, the achievement of which, in terms of Single Final Ebitda, is verified by the SG’s administrative body at the end of such Vesting Period. This economic value is used in order to verify the achievement of the Performance Objectives (as defined below) only for the New Beneficiaries.
1.34.
"Annual Revenues Target" (collectively "Annual Revenues Targets") means the amount of Revenues identified on a consolidated annual basis in the BP SGP related to the second financial year included in the First Vesting Period, the achievement of which, in terms of Final Annual Revenues, is verified by the SG’s administrative body at the end of such Vesting Period. This economic value is used in order to verify the achievement of the Performance Objectives only for the New Beneficiaries.
1.35.
“Cumulative Ebitda Target” (collectively “Cumulative Ebitda Targets”) means the sum of the Ebitda identified in the BP SGP on the basis of the yearly consolidated financial statements related to each of the financial years included in the First Vesting period, the achievement of which, in terms of Final Cumulative Ebitda, is verified by the SG’s administrative body at the end of such Vesting Period. This economic value is used in order to verify the achievement of the Performance Objectives (as defined below) only for the Initial Beneficiaries.
1.36.
"Cumulative Revenues Target" (collectively "Cumulative Revenues Targets") means the amount of Revenues identified on a consolidated annual basis in the BP SGP related to the second financial year included in each the financial years included in the First Vesting Period, the achievement of which, in terms of Final Cumulative Revenues, is verified by the SG’s administrative body at the end of such Vesting Period. This economic value is used in order to verify the achievement of the Performance Objectives only for the Initial Beneficiaries.
1.37.
“Final Revenues” means the item Revenues of the scheme of the profit and loss account of SG’s consolidated financial statements prepared in accordance with the IAS/IFRS accounting principles, presented to SG’s Shareholders’ Meeting upon the approval of financial statements.
1.38.
“Cumulated Final Revenues” means the sum of the Revenues of each financial year included in the First Period of Accrual. This economic value is used in order to verify the achievement of the Performance Objectives only for the New Beneficiaries.
1.39.
“Single Final Revenues” means the amount of the Revenues of the second financial year included in the First Period of Accrual. This economic value is used in order to verify the achievement of the Performance Objectives only for the New Beneficiaries.

1.40.
"Regulation" means the regulation of the Stock Grant Plan Stevanato Group S.p.A. 2021-2027 approved by resolution of the SG shareholders' meeting on 4th March 2021, the effectiveness of which ceased with the approval of the New Regulation without prejudice to all the rights and obligations accrued by the Initial Beneficiaries during the course of validity of the Stock Grant Plan 21-27 and the related Regulation, rights and obligations that are governed by the New Regulations.
1.41.
"New Regulation" means the this regulation of the Stock Grant Plan Stevanato Group S.p.A. 2021-2022 approved by resolution of the SG’s administrative body taken on 11th April 2022.
1.42.
“Prohibition to Sell” is the temporary prohibition, pursuant to art. 9 of this New Regulation, applied to the Initial Beneficiaries and to the New Beneficiaries of Shares, to transfer, with a deed between living persons and/or as a result of death, the property of the Shares and of the Shares Additionally Assigned to third parties other than SG.
1.43.
"Rights" means the right attributed to each of the New Beneficiaries to obtain, after the end of the First Vesting Period, the free of charge transfer of the property of a certain number of Shares (for the New Beneficiaries of Shares) or the payment of a certain amount of money (for New Beneficiaries of Money), upon the occurrence of the conditions set out in these New Regulation.
1.44.
“Sale Price” means the price determined pursuant to article 11 of the New Regulation at which the Shares whose property has been transferred free of charge to the Initial Beneficiaries and/or to the New Beneficiaries of the Sharese and/or the Shares Additionally Assigned whose property has been transferred free of charge to the Initial Beneficiaries will be sold to SG in all cases in which, after verification that the conditions are met, SG will exercise the Call Option 1 and/or the Call Option 2 pursuant to the New Regulation and/or to the Agreement and or to the Agreement 2.
1.45.
"Selling Commitment" is the unconditional and irrevocable commitment undertaken by each of the Initial Beneficiaries and by each of the New Beneficiaries of Shares to sell to SG, if SG exercises the Call 1 Option limited to the Initial Beneficiaries only, and/or exercises the Call Option 2 for the Initial Beneficiaries and for the New Beneficiaries of Shares, the Shares assigned to the Initial Beneficiaries and to the New Beneficiaries of Shares and the Shares Additionally Assigned to the Initial Beneficiaries in relation to the First Vesting Period, according to the rules established by the article 10 of the New Regulation.
1.46.
“SG Group” means SG together with the companies directly or indirectly controlled by SG pursuant to Article 2359 no. 1) and 2) of Italian Civil Code.
1.47.
“Shares” collectively (and “Share” individually) means the shares representing the SG’s share capital whose property has already been transferred free of charge to the Initial Beneficiaries during the First Vesting Period (as defined below) and whose property will be transferred free of charge to the New Beneficiaries of Shares after the end of the First Vesting Period.
1.48.
“Shares Additionally Assigned” means the shares representing the SG’s share capital whose property will be transferred free of charge to the Initial Beneficiaries in case of the occurrence of the conditions required for the Additional Assignment of Shares (as defined below). In any case the number of the Shares Additionally Assigned may not exceed 50% of the number of Shares indicated in the Grant Letter sent to that Initial Beneficiary.
1.49.
“Stock Grant Plan 21-22” or “SGP 21-22” means the Stock Grant Plan Stevanato Group S.p.A. 2021-2022 approved with the resolution of the SG’s administrative body on 11th April 2022, governed by the New Regulation.
1.50.
“Stock Grant Plan 21-27” or “SGP 21-27 means the Restricted Stock Grant Plan Stevanato Group S.p.A. 2021-2027 approved with the resolution of the Shareholders’ Meeting of SG on 4th March 2021 and governed by the Regulation, the effectiveness of which ceased with the approval of the New Regulation without prejudice to all the rights and obligations accrued by the Initial Beneficiaries during the course of validity of the Stock Grant Plan 21-27 and the related Regulation, rights and obligations that are governed by the New Regulations.

1.51.
“Trustee” means the trustee company designated by the Company or the entity which will be entitled to ensure the proper fulfilment of the obligations, indicated in this New Regulation, which affect the Initial Beneficiaries and The New Beneficiaries of Shares.
1.52.
"Vesting Period" means the two-year period after which the SG’s management body will verify the achievement of the Performance Objectives set for such two-year period.
1.53.
"First Vesting Period" is the two-year period between the date of 1st January 2021 and the date of 31st December 2022.
1.54.
“Written Request 1” means the letter sent by SG to the Initial Beneficiaries containing the will to exercise the Call Option 1.
1.55.
“Written Request 2” means the letter sent by SG to the Initial Beneficiaries and to the New Beneficiaries of Shares containing the will to exercise the Call Option 2.
1.56.
“Written Request 3” means the letter sent by SG to the New Beneficiaries of Money containing the will to exercise the Call Option 3.
2.
SUBJECT OF THE REGULATION

2.1 In accordance with the provisions of the resolution taken by the SG’s Shareholders’ meeting on 4th March 2021 and of the Regulation, SG in relation to the First Vesting Period made the free of charge transfer to the Initial Beneficiaries of the property of a certain number of Shares, subject to certain constraints that, in accordance with the resolution taken by the SG’s administrative body on 11th April 2022, are governed by the provisions contained in art. 6, 9 and 10 of New Regulation.

2.2 In accordance with the provisions of the resolution taken by the SG’s administrative body on 11th April 2022 and of the New Regulation, upon the fulfillment of all the conditions set by the New Regulation SG, in relation to the First Vesting Period, will make the free of charge transfer to the New Beneficiaries of Shares of the property of a certain number of Shares and will make the free of charge transfer to the Initial Beneficiaries of the property of a certain number of Shares Additionally Assigned. Such transfers of property will be made only if the New Beneficiaries of Shares and the Inital Beneficiaries have previoulsy signed, respectively, the Agreement 2 and Agreement provided for in Article 10 of the New Regulation. The Shares and Shares Additionally Assigned will be subject to:

a)
the fiduciary heading governed by Article 6 of the New Regulation;
b)
the Prohibition to Sell governed by Article 9 of the New Regulation;
c)
the Selling Commitment governed by Article 10 of the New Regulation.

2.3 The number of the Shares and of Shares Additionally Assigned whose property will be transferred free of charge if the relevant conditions have been met is that indicated, respectively, in the Grant Letter and the Additional Grant Letter sent in accordance with the terms provided by art. 14 of the New Regulation.

2.4 If at the end of the First Vesting Period the Cumulative Final Ebitda will be at least 1% (onepercent) greater than the Biennial Ebitda Target related to such Vesting Period, SG will make the free of charge transfer to the Initial Beneficiaries of the property of a certain number of Shares Additionally Assigned. The number of Shares Additionally Assigned (SAA) shall be determined according to the following formula:

SAA = SA x (n*i)

Where ‘SA’ is the number of the Shares whose property has been transferred free of charge during the First Vesting Period to each of the Initial Beneficaries, ‘i’ is the increasing percentage of the Cumulative Final Ebitda compared with the Biennial Ebitda Target and ‘n’ i the number determined by the SG’s administrative body and communicated to each of the Initial Beneficiaries with the Grant Letter already sent them in 2021.

2.5 The SSA will be subject to the Prohibition to Sell pursuant to the art. 9.3 and 9.4 of the New Regulation.

2.6 In accordance with the provisions of the resolution taken by the SG’s administrative body on 11th April 2022 and of the New Regulation, upon the fulfillment of all the conditions set by the New Regulation SG, in relation to the First Vesting Period, will assign to the New Beneficiaries of Money the right to receive, after the end of the Lock-Up Period, the payment of a certain amount of money indicated in the Money Grant Letter. Such payment will be made only if the New Beneficiaries of Money have previoulsy signed the Agreement 3 provided for in Article 10 of the New Regulation, and will in any case be subject to the Commitment to Reimburse governed by Article 10 of the New Regulation.

3.
STOCK GRANT PLAN 21-22 MANAGEMENT
3.1
The corporate body in charge of managing the Stock Grant Plan 21-22 is the SG’s administrative body, which will act in compliance with the resolution taken by the SG’s administrative body on 11th April 2022 and with the provisions contained in the New Regulation.
3.2
The SG’s administrative body has all the powers for the operational management of the Stock Grant Plan 21-22, including, but not limited to, the power to identify the New Beneficiaries to whom to attribute the Rights among employees and self-employed workers playing strategic roles in the SG Group, to set the Performance Objectives and to verify their achievement, to transfer the property of the Shares to the New Beneficiaries of Shares and the property the power to identify New Beneficiaries to whom to attribute the Rights among employees and self-employed workers who play strategic roles in the SG Group, to establish the Performance Objectives and to verify their achievement, to transfer ownership of the Shares to the New Beneficiaries of Shares and the property of the Shares Additionally Assigned to the Initial Beneficiaries if the relevant conditions are met, to pay the amount of money in favor of the New Beneficiaries of Money if the relevant conditions are met, to exercise the Call Option 1, the Call 2 Option and the Call Option 3, in compliance with the terms and conditions set forth under the New Regulations.
3.3
All the communications to be made by the Beneficiaries related to and/or pursuant to the Stock Grant Plan 21-22 shall be addressed to the SG’s administrative body.
3.4
If required or appropriate with respect to extraordinary operations events or particular circumstances concerning the Company or SG Group, the SG’s administrative body and/or the SG’ Shareholders’ meeting will be entitled to modify or to revoke the Stock Grant Plan 21-22 or to suspend its implementation. In these cases, the Beneficiaries will receive a communication with reasonable notice with respect to the day on which the modification, revocation or suspension will take effect. In case of such revocation or suspension of the Stock Grant Plan 21-22, the Company will grant each Beneficiary with a different incentive, unless after the completion of the extraordinary operation, event or particular circumstance as above mentioned, the SG’s administrative body and/or the SG’s Shareholders’ meeting approve the resolutions necessary for the adoption of a new incentive plan in case of revocation of the Stock Grant Plan, or for the reactivation of this latter in case of suspension of the same, in both cases in order to ensure that the treatment reserved to the Beneficiaries in case of granting of the different incentive or pursuant to the new incentive plan or the Stock Grant Plan 21-22 reactivated is substantially equal to the one that would have been reserved to each Beneficiary on the basis of the circumstances existing before the modification, revocation or suspension of Stock Grant Plan 21-22.

4. PLAN IMPLEMENTATION – INITIAL BENEFICIARIES

4.1 The Initial Beneficiaries will not have any right with respect to the Stock Grant Plan 21-22 unless starting from the date of receipt of, and within the limits provided for by, the Grant Letter already sent them and of the Additional Grant Letter that will be sent them.

4.2 The Grant Letter was already sent to the Initial Beneficiaries during the First Vesting Period. The Additional Grant Letter will be sent to the Initial Beneficiaries after the end of the First Vesting Period if the conditions provided for the Additional Free of Charge Assignment are met.

.3 The Grant Letter already sent included the indication of:

a)
the total number of Shares assigned free of charge to each of the Initial Beneficiaries related to the First Vesting Period and the formula to be used to determine the number of the Shares Additionally Assigned which may be assigned free of charge if the related conditions are met;
b)
the Cumulative Revenues Target and the Biennial Ebitda Target which, if not achieved at the end of the First Vesting Period, entitles SG to exercise the Call Option 1, and the overcoming of which entitles the Initial Beneficiaries to receive the Additional Free of Charge Assignment;
c)
the other events which, if occurred, entitle SG to exercise the Call Option 1 related to the Shares whose property was transferred free of charge to the Initial Beneficiaries during the First Vesting Period;
d)
the date when and the place where all the relevant formalities, necessary to perform the transfer free of charge to the Beneficiary the property of the Shares and to execute the fiduciary mandate of such Shares pursuant to art. 6.1 and 6.2 of this Regulation, should have been done and actually were done;
e)
the faculty attributed to each of the Initial Beneficiaries to request from SG the grant of an interest-bearing loan, in the form of a loan, to be used in order to obtain the funds to be made available to the Company for the payment of taxes and any contributions due as a result of the free of charge transfer of the property of the Shares in his favor, or alternatively of the faculty attributed to each of the Initial Beneficiaries to sell part of the Shares whose property was transferred free of charge to him/her in order to obtain the funds to be made available to the Company for the payment of taxes and any contributions due to such free of charge transfer.

4.4 The Additional Grant Letter will include the indication of:

a)
the total number of Shares Additionally Assigned whose property will be transferred free of charge to each of the Initial Beneficiaries related to the First Vesting Period, having been met all the conditions provided for the Additional Free of Charge Assignment;
b)
the date when and the place where all the relevant formalities, necessary to perform the transfer free of charge to the Beneficiary of the property of the Shares Additionally Assigned and the execution of the fiduciary mandate of such Shares Additionally Assigned pursuant to art. 6.1 and 6.2 of the New Regulation;
c)
the faculty attributed to each of the Initial Beneficiaries to request from SG the grant of an interest-bearing loan, in the form of a loan, to be used in order to obtain the funds to be made available to the Company for the payment of taxes and any contributions due as a result of the free of charge transfer of the property of the Shares in his favor, or alternatively of the faculty attributed to each of the Initial Beneficiaries to sell part of the Shares whose property was transferred free of charge to him/her in order to obtain the funds to be made available to the Company for the payment of taxes and any contributions due to such free of charge transfer.

4.5 The transfer free of charge to each of the Initial Beneficiaries of the property of the Shares Additionally Assigned related to the First Vesting Period will be carried out only after the signature of the Agreement set forth by art. 10.1 of this Regulation by the Initial Beneficiaries. Failure by the Initial Beneficiary to enter into such Agreement shall, with retroactive effect, result in the cancellation of the assignment of the Shares Additionally Assigned communicated with the Additional Grant Letter.

5. PLAN IMPLEMENTATION – NEW BENEFICIARIES

5.1 The New Beneficiaries will not have any right with respect to the Stock Grant Plan 21-22 unless starting from the date of receipt of, and within the limits provided for by, the Letter of Attribution of Rights that will be sent them.

5.2 During the First Vesting Period SG will send each New Beneficiary of Shares the Letter of Attribution of Rights containing the attribution of the right to obtain, after the end of the First Vesting Period, the transfer free of charge of the property of a certain number of Shares, a right whose effectiveness is suspensively conditional upon the carrying out of the assessments referred to in Article 15 of the New Regulation by the SG’s administrative body and, once this suspensive condition has been positively verified, resolutively conditional upon the subscription by the New Beneficiary of Shares, before the transfer of property of the Shares to the same, of the Agreement 2 governed by article 10.5 of the New Regulation.

5.3 The Letter of Attribution of Rights sent to each of the New Beneficiaries of Shares, to which a copy of the New Regulation will be attached, will contain the indication of:

a) the Rights attributed and of the conditions, suspensive and resolutive, to which the effectiveness of these Rights is conditioned. In particular, the Letter of Attribution of Rights will contain an indication of the number of Shares whose ownership will be transferred free of charge to the New Beneficiaries of the Shares depending on whether the Performance Objectives have been partially or totally achieved, or exceeded;

b) the SGP Business Plan and the Performance Objectives;

c) the Events indicated in Article 15 of the New Regulation;

d) the faculty given to the New Beneficiaries of Shares to request to SG the grant of an interest-bearing loan, in the form of a loan, in order to obtain the funds to be made available to the Company for the payment of taxes and any contributions due as a result of the transfer free of charge of the property of the Shares in their favor or, alternatively, of the faculty to sell part of the Shares whose property has been transferred free of charge in their favor in order to obtain the aforementioned funding to be made available to the Company for the payment of taxes and any contributions due as a result of the transfer free of charge of the property of the Shares in their favor.

5.4 After the end of the First Vesting Period, only for New Beneficiaries of Shares in respect of whom the circumstances referred to in letters i) and ii) of article 15.1 of the New Regulation have not occurred within the end of such Vesting Period, the SG’s management body will verify the degree of achievement of the Performance Objectives set for such Vesting Period and indicated in the Letter of Attribution of Rights, determining, on the basis of the rules indicated in article 15.2 of the New Regulation, the number of Shares whose property will be transferred free of charge to each of the New Beneficiaries of Shares, by sending them, within 60 days from the approval of the SG financial statements relating to the second financial year included in the First Vesting Period, the Shares Grant Letter.

5.5 The Shares Grant Letter, to which a copy of the Agreement and copy of the Interest-Bearing Loan agreement will be attached, will contain the indication of:

a)
the final number of Shares whose ownership will be transferred free of charge to each of the New Beneficiaries of Shares;

b)
the date when and the place where all the relevant formalities, necessary to perform the transfer free of charge to the Beneficiary of the property of the Shares, the execution of the fiduciary mandate of such Shares pursuant to art. 6.1 and 6.2 of the New Regulation, the signing of the Agreement 2 and, if required by the New Beneficiary of Shares, of the Interest-bearing Loan, will be done;
c)
the main terms and conditions relating to the Interest-bearing Loan agreement.

5.6 The transfer free of charge of the property of the Shares indicated in the Shares Grant Letter will be carried out in the place, date and time indicated in the Shares Grant Letter only prior signature by the New Beneficiary of Shares of the Agreement 2 regulated by article 10.5 of the New Regulation and of the Interest-bearing Loan agreement, if this latter is requested by the New Beneficiary of Shares. Failure to sign the Agreement 2 by the New Beneficiary of Shares represents a resolutive condition of the effectiveness of the Rights accrued by such New Beneficiary of Shares as a result of checks carried out by the SG’s administrative body pursuant to Articles 5.4 and 15 of the New Regulation.

5.7 After the end of the First Vesting Period, only for New Beneficiaries of Money in respect of whom the circumstances referred to in letters i) and ii) of article 15.1 of the New Regulation have not occurred within the end of such Vesting Period, the SG’s management body will verify the degree of achievement of the Performance Objectives set for such Vesting Period and indicated in the Letter of Attribution of Rights, determining, on the basis of the rules indicated in article 15.3 of the New Regulation, the amount of money that will be paid to each of the New Beneficiaries of Money, by sending them, within 60 days from the approval of the SG financial statements relating to the second financial year included in the First Vesting Period, the Money Grant Letter.

5.8 The Money Grant Letter, to which a copy of the Agreement 3 will be attached, will contain the indication of:

a)
the final amount of money, gross of any withholding tax to be applied, that will be paid to each of the New Beneficiaries of Money;
b)
the date, subsequent to the end of the Lock-Up Period, on which the amount of money referred to in letter a) above will be paid.

5.9 The payment to each of the New Beneficiaries of Money of the amount of money indicated in article 5.8, letter a), of the New Regulation, net of any withholding tax applicable, will be carried out only prior signature by the New Beneficiary of Money of the Agreement 3 regulated by article 10.8 of the New Regulation. Failure to sign the Agreement 3 by the New Beneficiary of Money represents a resolutive condition of the effectiveness of the Rights accrued by such New Beneficiary of Money as a result of checks carried out by the SG’s administrative body pursuant to Articles 5.4 and 15 of the New Regulation.

6. TRUSTEE MANDATE

6.1
The Shares whose property was already transferred free of charge in 2021 to the Initial Beneficiaries, the Shares Additional Assigned whose property will be transferred free of charge to the Initial Beneficiaries and the Shares whose property will be transferred free of charge to the New Beneficiaries of Shares, shall be registered to a Trustee company, identified by SG, or, in case of dematerialization of the said shares, deposited into an account/securities portfolio registered to the Trustee. Each of the Initial Beneficiaries and each of the New Beneficiaries of Shares will have to grant to the Trustee a fiduciary mandate, which will be irrevocable since it will be granted also in the Company’s interest, to manage the Shares, and only for the Initial Beneficiaries, the Shares Additional Assigned, whose property has been transferred in relation to the First Vesting Period, in its own name and on behalf of the principal, pursuant to art. 1723 al. 2 of the Italian Civil Code, as well as to monitor the proper compliance with the New Regulation and the agreements to be executed between each of the Initial Beneficiary and the Company and each of the New Beneficiaries of Shares and the Company in accordance with the New Regulation.

6.2
The Trustee Mandate under article 6.1 related to Shares whose property was already transferred free of charge to the Initial Beneficiaries in 2021 will be valid:
a)
until the end of the Lock-up Period subsequent to the First Vesting Period if within that deadline the Initial Beneficiary has not received the Written Request, set forth under art. 10.2 of the New Regulation, containing the will expressed by SG to exercise the Call Option 1 related to those Shares;
b)
until the date of the transfer to SG of the property of the Shares caused by the timely exercise by SG of the Call Option 1, if within the end of the Lock-Up Period the Initial Beneficiary has received the Written Request, governed by article 10.2 of the New Regulation, containing SG's will to exercise the Call Option 1 in relation to these Shares.
6.3
The Trustee Mandate governed by the art. 6.1 related to the Shares Additionally Assigned whose property will be transferred free of charge to the Initial Beneficiaries with reference to First Vesting Period will be valid until the end of the Lock-up Period subsequent to such Vesting Period.

6.4
The restrictions related to the Shares and to the Shares Additionally Assigned provided by articles 6.1, 6.2 and 6.3 of the New Regulation will be included in the Agreement provided by article 10 of the New Regulation.

6.5
The Trustee Mandate governed by the art. 6.1 related to the Shares whose property will be transferred free of charge to the New Beneficiaries of Shares with reference to First Vesting Period will be valid until the end of the Lock-up Period subsequent to such Vesting Perio.

6.6
The restrictions related to the Shares provided by articles 6.1 and 6.5 of the New Regulation will be included in the Agreement 2 provided by article 10 of the New Regulation.

6.7
All costs related to the management of the trustee mandate and / or the deposit of the shares will be borne by the Initial Beneficiaries and the New Beneficiaries of Shares.

7. SG’S RIGHTS

7.1 It is expressly understood that what is set forth under the Stock Grant Plan 21-22 and the rights that may be granted to the Beneficiary in accordance to the same, are in no way capable to modify the terms and conditions of the work relationship between the Beneficiaries and the relevant company of the SG Group. In particular, without prejudice to the generality of the foregoing, the company of the SG Group will be fully entitled to terminate the work relationship with the Beneficiaries in accordance with the law and the relevant agreement regulating such work relationship.

8. BENEFICIARIES’ RIGHTS

8.1 The Initial Beneficiaries will not lose their rights deriving from the New Regulation if, after the sending the Grant Letter and the Additional Grant Letter should extraordinary transactions, special events or circumstances occur, such as to entail the application of art. 3.4 of the Regulation.

8.2 The New Beneficiaries will not lose their rights deriving from the New Regulation if, after the sending of the Letter of Attribution of Rights, of the Shares Grant Letter and the Money Grant Letter should extraordinary transactions, special events or circumstances occur, such as to entail the application of art. 3.4 of the Regulation.

9. PROHIBITION TO SELL

9.1 Without prejudice to the following article 9.2 of the New Regulation, the Shares whose property was transferred free of charge to each of the Initial Beneficiaries during the First Vesting Period, may not be transferred, by the Initial Beneficiaries, or by the heirs in case of death of the Beneficiaries, to any third party other than SG until the end of the Lock-Up Period following such Vesting Period, and in any case until the time of transfer to SG of the Shares as a result of the Call Option 1 timely exercised by SG pursuant to the New Regulation. Until the end of the Lock-Up Period as determined above, the Initial Beneficiaries shall maintain the Shares free from any possible option and pre-emption right or any other restriction or limitation, either contractual and/or non-contractual including, but not limited to, absence of any encumbrance such as pledge, or other interests as warranty (“interessi in garanzia”) due or granted to third parties, or foreclosure, preventive seizure or other type of charge of any other nature, except for those arising from the by-laws of SG and/or by the New Regulation and/or by explicit and particular authorisations decided by the SG’s administrative body (for example the Insider Trading Policy).

9.2 The SG’s administrative body with regard to the Shares may decide to reduce totally or partially the Lock-Up Period or to not apply any Lock-Up Period in relation to any of the New Beneficiaries in case this should be needed on the basis of specific circumstances – to be evaluated at the discretion of the SG’s administrative body – in order to preserve the incentive purpose of the Stock Grant Plan.

9.3 Without prejudice to the following article 9.4 of the New Regulation, the Shares Additionally Assigned whose property will be transferred free of charge to each of the Initial Beneficiaries in relation to the First Vesting Period, may not be transferred, by the Initial Beneficiaries, or by the heirs in case of death of the Beneficiaries, to any third party other than SG until the end of the Lock-Up Period following such Vesting Period. Until the end of the Lock-Up Period as determined above, the Initial Beneficiaries shall maintain the Shares Additionally Assigned free from any possible option and pre-emption right or any other restriction or limitation, either contractual and/or non-contractual including, but not limited to, absence of any encumbrance such as pledge, or other interests as warranty (“interessi in garanzia”) due or granted to third parties, or foreclosure, preventive seizure or other type of charge of any other nature, except for those arising from the by-laws of SG and/or by the New Regulation and/or by explicit and particular authorisations decided by the SG’s administrative body (for example the Insider Trading Policy).

9.4 The SG’s administrative body with regard to the Shares Additionally Assigned may decide to reduce totally or partially the Lock-Up Period or to not apply any Lock-Up Period in relation to any of the New Beneficiaries in case this should be needed on the basis of specific circumstances – to be evaluated at the discretion of the SG’s administrative body – in order to preserve the incentive purpose of the Stock Grant Plan.

9.5 The Restrictions related to the Shares and to the Shares Additionally Assigned in accordance with art. 9.1 and 9.3 of the New Regulation will be included in the Agreement provided for by article 10 of the New Regulation.

9.6 Without prejudice to the following article 9.7 of the New Regulation, the Shares whose property will be transferred free of charge to each of the New Beneficiaries of Shares in relation to the First Vesting Period, may not be transferred, by the New Beneficiaries Shares, or by the heirs in case of death of the New Beneficiaries of Shares, to any third party other than SG until the end of the Lock-Up Period following such Vesting Period. Until the end of the Lock-Up Period as determined above, the Initial Beneficiaries of Shares shall maintain the Shares free from any possible option and pre-emption right or any other restriction or limitation, either contractual and/or non-contractual including, but not limited to, absence of any encumbrance such as pledge, or other interests as warranty (“interessi in garanzia”) due or granted to third parties, or foreclosure, preventive seizure or other type of charge of any other nature, except for those arising from the by-laws of SG and/or by the New Regulation and/or by explicit and particular authorisations decided by the SG’s administrative body (for example the Insider Trading Policy).

9.7 The SG’s administrative body with regard to the Shares may decide to reduce totally or partially the Lock-Up Period or to not apply any Lock-Up Period in relation to any of the New Beneficiaries of Shares in case this should be needed on the basis of specific circumstances – to be evaluated at the discretion of the SG’s administrative body – in order to preserve the incentive purpose of the Stock Grant Plan.

10. SELLING COMMITTMENT - Commitment to Reimburse

10.1 By signing the Agreement with SG, each of the Initial Beneficiaries undertakes unconditionally and irrevocably to sell to SG, at the sale price as determined under the article 11 of the New Regulation (hereinafter the “Sale Price”), the total number of Shares or a portion of Shares that SG transferred free of charge to him/her in relation to the First Vesting Period if SG expresses in writing the will to exercise the Call Option 1, granted to SG through the signing of the above mentioned Agreement, the exercise of which depends, with a suspensive effect, if at least one of the following circumstances occurs:

a)
after the date on which the Initial Beneficiary becomes the owner of the Shares and within the end of the First Vesting Period, (i) the employment relationship of indefinite duration with a company of SG group terminates for death, resignation, lawful dismissal or for a justified subjective reason, or the self-employment in favour of a company of SG group terminates, (ii) the notice period for the resignations, lawful dismissal or for a justified subjective reason or termination of the self-emplyed relationship is running, unless after the above-said period and without interruptions, the establishment of a new work relationship, at any title, or the renewal of the former one, with SG or with companies of SG Group has occurred. Any of the above mentioned events allows SG to exercise the Call Option 1 of the Shares owned by the Initial Beneficiary, or by the heirs in case of death of the Beneficiary, as a result of the assignment relating to that Vesting Period. For the purposes of evaluating the occurrence of the above-mentioned circumstances the following rules apply:
i.
the employment relationship of indefinite duration with, or the self-employment in favour of, a company of SG group shall be deemed terminated on the date in which the termination of the aforesaid relationship becomes effective;
ii.
the notice period will be effective on the date of receipt by the Company of the resignation letter or on the date in which the addressee receives the layoff communication in case of lawful dismissal or dismissal for a justified subjective reason or on the date in which the addressee receives the communication of termination of the self-employed relationship;
iii.
the death of the Initial Beneficiary that occurred prior to the end of the First Vesting Period shall be regarded as termination of the employment relationship which is relevant for the exercise by SG’s of the Call Option 1;
b)
within the end of the First Vesting Period the Cumulative Revenues Target and/or Cumulative Ebitda Target have not been fully or partially achieved. This check will be made by the SG’s administrative body on the basis of SG’s consolidated financial statements as of December 31 of each year included in the First Vesting Period, presented to SG’s Shareholders’ Meeting upon the approval of financial statements. As a consequence of such check, the Call Option 1 may be exercised by SG for:
i.
the 15% of the Shares transferred free of charge related to the First Vesting Period, if the Cumulative Final Revenues reached at least 95%, but not exceed 100%, of the Cumulative Revenues Target under the BP SGP relating to the two-year period of such Vesting Period;

ii.
the 30% of the Shares transferred free of charge related to the First Vesting Period, if the Cumulative Final Revenues reached at least 85%, but not exceed 95%, of the Cumulative Revenues Target under the BP SGP relating to the two-year period of such Vesting Period;
iii.
the 100% of the Shares transferred free of charge related to the First Vesting Period, if the Cumulative Final Revenues reached at least 85% of the Cumulative Revenues Target under the BP SGP relating to the two-year period of such Vesting Period;
iv.
the 10% of the Shares transferred free of charge related to the First Vesting Period, if the Cumulative Final Revenues are equal or exceed 100% of the Cumulative Revenues Target under the BP SGP relating to the two-year period of such Vesting Period but the Cumulative Final Ebitda is lower than 90% of the Cumulative Ebitda Target under the BP SGP relating to the two-year period of such Vesting Period;
v.
the percentages above indicated under points (i) and (ii), related to quota subject to the Call Option 1 exercised by SG, will be increased respectively to 30% and to 60% in case the Cumulative Final Ebitda is lower than 90% of the Cumulative Ebitda Target under the BP SGP relating to the two-year period of such Vesting Period.
vi.
if by the application of the percentages above indicated the number of the Shares subject to the Call Option 1 were not expressed in units, this number will be rounded up to units, if the decimals are equal or exceeds fifty cents, or down to units, if the decimals are lower than fifty cents.

10.2 The Call Option 1 will be exercised by SG by sending to the Initial Beneficiary, or to his/her heirs in case of death of the Initial Beneficiary, to the address and in the manner specified at the art. 14, a written communication containing the will to exercise the Call Option 1 and the indication of the conditions for applying the Call Option 1, the number of Shares object of the Call Option 1, the Sale Price and as well as the indication of the date when and the place where all the relevant formalities related to the transfer of the ownership of the above mentioned Shares will be performed (hereinafter the “Written Request 1”). The Call Option 1 is validly exercised if the Written Request 1 is received by the Initial Beneficiary, or by his/her heirs in case of death of the Initial Beneficiary within the end of the Lock-Up Period subsequent to the First Vesting Period.

10.3 By signing of the Agreement provided by article 10 of the New Regulation, each Initial Beneficiary undertakes unconditionally and irrevocably to sell to SG, at the Sale Price as determined under the article 11 of this Regulation, the total number or a portion of the Shares and/or the total number or a portion of the Shares Additionally Assigned, including all the related rights, the property of which was and/or will be transferred free of charge by SG in relation to the First Vesting Period, if SG expresses in writing the will to buy those Shares and/or Shares Additionally Assigned through the exercise the Call Option 2, granted to SG through the signing of the above mentioned Agreement, the exercise of which depends, with a suspensive effect, if at least one of events provided by articles 13.1 and 13.2 of the New Regulation occurs.

10.4
The Call Option 2 will be exercised by SG by sending to the Initial Beneficiary, or to his/her heirs in case of death of the Initial Beneficiary, to the address and in the manner specified at the art. 14, a written communication (hereinafter the “Written Request 2”) containing the will to exercise the Call Option 2 and the indication of the conditions for applying the Call Option 2, the number of Shares and or Shares Additionally Assigned object of the Call Option 2, the Sale Price and as well as the indication of the date when and the place where all the relevant formalities related to the transfer of the ownership of the above mentioned Shares and or Shares Additionally Assigned will be performed. The Call Option 2 is correctly exercised if the Written Request 2 is sent by SG to the Initial Beneficiary, or to his/her heirs in case of death of the Initial Beneficiary, within 2 years and 30 days from the end of the Lock-Up Period subsequent to the First Vesting Period.

10.5 By signing of the Agreement 2 provided for by article 10 of the New Regulation, each New Beneficiary of Shares undertakes unconditionally and irrevocably to sell to SG, at the Sale Price as determined under the article 11 of this Regulation, the total number or a portion of the Shares, including all the related rights, the property of which will be transferred free of charge by SG in relation to the First Vesting Period, if SG expresses in writing the will to buy those Shares through the exercise the Call Option 2, granted to SG through the signing of the above mentioned Agreement 2, the exercise of which depends, with a suspensive effect, if at least one of events provided for by article 13.3 of the New Regulation occurs.

10.6
The Call Option 2 will be exercised by SG by sending to the New Beneficiary of Shares, or to his/her heirs in case of death of the New Beneficiary, to the address and in the manner specified at the art. 14, a written communication (hereinafter the “Written Request 2”) containing the will to exercise the Call Option 2 and the indication of the conditions for applying the Call Option 2, the number of Shares object of the Call Option 2, the Sale Price and as well as the indication of the date when and the place where all the relevant formalities related to the transfer of the property of the above mentioned Shares will be performed. The Call Option 2 is correctly exercised if the Written Request 2 is sent by SG to the New Beneficiary of Shares, or to his/her heirs in case of death of the New Beneficiary of Shares within 2 years and 30 days from the end of the Lock-Up Period subsequent to the First Vesting Period.

10.7 By signing of the Agreement 3 provided for by article 10 of the New Regulation, each New Beneficiary of Money undertakes unconditionally and irrevocably to reimburse to SG an amount equal to 50% of the entire amount or part of the amount of money paid him/her in relation to the First Vesting Period, if SG expresses in writing the reimbursement request through the exercise of the Call Option 3, granted to SG through the signing of the above mentioned Agreement 3, the exercise of which depends, with a suspensive effect, if at least one of events provided for by article 13.4 of the New Regulation occurs.

10.8
The Call Option 3 will be exercised by SG by sending to the New Beneficiary of Money, or to his/her heirs in case of death of the New Beneficiary of Money, to the address and in the manner specified at the art. 14, a written communication (hereinafter the “Written Request 3”) containing the will to exercise the Call Option 3 and the indication of the conditions for applying the Call Option 3, the amount of money object of the Call Option 3, as well as the indication of the date by which the reimbursement must be done. The Call Option 3 is correctly exercised if the Written Request 3 is sent by SG to the New Beneficiary of Money, or to his/her heirs in case of death of the New Beneficiary of Money within 2 years and 30 days from the end of the Lock-Up Period subsequent to the First Vesting Period.
10.9
The SG’s administrative body of SG may choose, at its discretion and for specific and justified events, not to exercise the Call Option 1 and/or the Call Option 2 and /or the Call Option 3.
10.10
The exercise of the Call Option 1, of the Call Option 2 and of the Call Option 3 will also be communicated by SG to the Trustee referred to in article 6 of the Regulation, if the relevant mandate is still in place.

11. SALE PRICE FOR THE SALE OF THE SHARES AND OF THE Shares Additionally Assigned

11.1 In all cases in which SG will proceed:

•
to exercise the Call Option 1 of all or part of the Shares whose property was transferred free of charge to the Initial Beneficiaries during the First Vesting Period, and/or
•
to exercise the Call Option 2 of the Shares and/or of the Shares Additionally Assigned whose property will transferred free of charge to, respectively, the New Beneficiaries of Shares and to the Initial Beneficiaries with reference to the First Vesting Period the Sale Price will be calculated applying the following formula:

Sale price of the Shares Assigned = (V * N * 50%) – D

Sale price of the Shares Additionally Assigned = (V° * N° * 50%) – D°

where

V = Value of the Shares subject to the Call Option 1 and/or to the Shares subject to the Call Option 2 exercise. This value is the same calculated for determining the in-kind income attributed to the Initial Beneficiaries and to the New Beneficiaries of Shares at the time of the transfer free of charge of the property of the Shares made by SG to the Initial Beneficiaries and to the New Beneficiaries of Shares.

V° = Value of the Shares Additionally Assigned subject to the Call Option 2 exercise. This value is the same calculated for determining the in-kind income attributed to the Initial Beneficiaries at the time of the transfer free of charge of the property of the Shares Additionally Assigned made by SG to the Initial Beneficiaries and to the New Beneficiaries of Shares.

N = number of Shares subject to the Call Option 1 and/or to the Shares subject to the Call Option 2 exercise.

N° = number of Shares Additionally Assigned subject to the Call Option 2 exercise.

D = amount of the dividends (net of withholding tax due at the time of the payment by SG), related to the Shares subject to the Call Option 1 and to the Shares subject to the Call Option 2, distributed by SG and received by the Initial Beneficiaries and by the New Beneficiaries of Shares until the exercise date of the Call Option 1 and/or the Call Option 2.

D° = amount of the dividends (net of withholding tax due at the time of the payment by SG), related to the Shares Additionally Assigned subject to the Call Option 2, distributed by SG and received by the Beneficiary until the exercise date of the Call Option 2.

12. TAX WARNINGS

12.1 All the taxes related to the transfer free of charge of the property of the Shares and of the Shares Additionally Assigned made by SG will be borne by the New Beneficiaries of the Shares and / or by the Initial Beneficiaries in favor of whom the property of the Shares and /or the Shares Additionally Assigned has been transferred free of charge by SG in relation to the First Vesting Period.

12.2 The Company, the Initial Beneficiaries and the New Beneficiaries of Shares declare and acknowledge, without any exception or reservation, that each of them assumes the risk of the uncertainty connected with any variation of the value of:

i.
the Shares occurred between the Assignment Date of Shares and the date when the New Beneficiaries of Shares and the Initial Beneficiaries may sell the Shares to third parties other than SG at the end of the Lock-Up Period, pursuant to the New Regulation;
ii.
the Shares Additionally Assigned occurred between the Assignment Date of Shares Additionally Assigned and the date when the Initial Beneficiaries may sell the Shares Additionally Assigned to third parties other than SG at the end of the Lock-Up Period, pursuant to the New Regulation.

12.3 The Company does not represent nor guarantee, to the Initial Beneficiaries and to the New Beneficiaries, any particular tax treatment of the Shares, and to the Initial Beneficiaries, any particular tax treatment of the Shares Additionally Assigned, whose property was or will be transferred free of charge in relation of the First Vesting Period, or any particular tax treatment of any capital gain they may earn in case of sale of such shares. Except for the sanctions addressed to SG as tax substitute (“sostituto d’imposta”), each Initial Beneficiary and each New Beneficiary of Shares will be exclusively responsible for any fiscal charge applicable to the transfer free of charge of the Shares and of the Shares Additionally Assigned made by SH for their benefit during the validity of the Regulation and of the New Regulation, as well as of the operations put in place them at the time in which they will be entitled to freely dispose of the Shares and of the Shares Additionally Assigned.

13. claw back CLAUSE

13.1 If within 2 years from the end of the Lock-Up Period, it appears that the degree of achievement of the Performance Objectives set for the Initial Beneficiaries for the First Vesting Period has been calculated on the basis of data that have subsequently been found to be incorrect due to unlawful conduct, malicious or negligent (gross negligence) behavior committed by one or more Beneficiaries, and the differences between the data used and the data rectified are such as to have caused the failure by SG to exercise Call Option 1, the Company will have the right to request from the Initial Beneficiaries the restitution, in whole or in part, of the Shares through the exercise of the Call Option 2 at the Sale Price referred to in art. 11. If on the date on which the Written Request 2 is received the Initial Beneficiary will not be anymore the owner of the Shares subject to the Call Option 2, the Initial Beneficiary will comply with the obligation to return to SG the Shares by purchasing on the market a number of shares of SG corresponding to that of the Shares subject to the exercise of Call Option 2 or, alternatively, will pay to SG an amount equal to the consideration derived from the sale of the Shares subject to the Call Option 2, net of any relevant fiscal charge with respect to the achieved capital gain, and deducted the amount equal to the Sale Price (hereinafter the “Debt Amount 1”). SG will be entitled to, fully or partially, set-off the credit equal to the Debt Amount 1 with any amount owed to the Initial Beneficiary.

13.2 If within 2 years from the end of the Lock-Up Period, it appears that the degree of achievement of the Performance Objectives set for the Initial Beneficiaries for the First Vesting Period has been calculated on the basis of data that have subsequently been found to be incorrect due to unlawful conduct, malicious or negligent (gross negligence) behavior committed by one or more Beneficiaries, and the differences between the data used and the data rectified caused the transfer free of charge by SG to the Initial Beneficiaries of a number of Shares Additionally Assigned exceeding the number the ones effectively due in accordance with the adjusted data, the Company will have the right to request from the Initial Beneficiaries the restitution, in whole or in part, of the Shares Additionally Assigned through the exercise of Call Option 2 at the Sale Price referred to in art. 11 of the New Regulation. If on the date on which the Written Request 2 is received the New Beneficiary will not be anymore the owner of the Shares Additionally Assigned subject to the Call Option 2, the Initial Beneficiary will comply with the obligation to return to SG the Shares Additionally Assigned by purchasing on the market a number of shares of SG corresponding to that of the Shares Additionally Assigned subject to the exercise of Call Option 2 or, alternatively, will pay to SG an amount equal to the consideration derived from the sale of the Shares Additionally Assigned subject to the exercise of the Call Option 2, net of any relevant fiscal charge with respect to the achieved capital gain, and deducted the amount equal to the Sale Price (hereinafter the “Debt Amount 2”). SG will be entitled to, fully or partially, set-off the credit equal to the Debt Amount 2 with any amount owed to the Initial Beneficiary.

13.3 If within 2 years from the end of the Lock-Up Period, it appears that the degree of achievement of the Performance Objectives set for the New Beneficiaries of Shares for the First Vesting Period has been calculated on the basis of data that have subsequently been found to be incorrect due to unlawful conduct, malicious or negligent (gross negligence) behavior committed by one or more Beneficiaries, and the differences between the data used and the data rectified caused the transfer free of charge by SG to the New Beneficiaries of Shares of a number of Shares exceeding the number the ones effectively due in accordance with the adjusted data, the Company will have the right to request from the New Beneficiaries of Shares the restitution, in whole or in part, of the Shares through the exercise of Call Option 2 at the Sale Price referred to in art. 11 of the New Regulation. If on the date on which the Written Request 2 is received the New Beneficiary of Shares will not be anymore the owner of the Shares subject to the Call Option 2, the New Beneficiary of Shares will comply with the obligation to return to SG the Shares by purchasing on the market a number of shares of SG corresponding to that of the Shares subject to the exercise of Call Option 2 or, alternatively, will pay to SG an amount equal to the consideration derived from the sale of the Shares subject to the exercise of the Call Option 2, net of any relevant fiscal charge with respect to the achieved capital gain, and deducted the amount equal to the Sale Price (hereinafter the “Debt Amount 3”). SG will be entitled to, fully or partially, set-off the credit equal to the Debt Amount 3 with any amount owed to the New Beneficiary of Shares.

13.4 If within 2 years from the end of the Lock-Up Period, it appears that the degree of achievement of the Performance Objectives set for the New Beneficiaries of Money for the First Vesting Period has been calculated on the basis of data that have subsequently been found to be incorrect due to unlawful conduct, malicious or negligent (gross negligence) behavior committed by one or more Beneficiaries, and the differences between the data used and the rectified data are such as to have caused the payment to the New Beneficiaries of Money of a sum of money higher than that actually due on the basis of the rectified data, the Company will have the right to request the New Beneficiaries of Money the refund of 50% of all or part of the sum of money paid to them through the exercise of the Call Option 3. If the New Money Beneficiary does not fulfill the request for reimbursement within the established deadline, SG will be entitled to fully or partially set off the credit owed to the New Beneficiaries of Money with any amount due to the same New Beneficiaries of Money.

14. NOTICES

14.1
All the notices requested or allowed by the New Regulation will be regarded as duly executed if sent by certified letter with return receipt or delivered by hand with receipt or sent by telefax confirmed by certified letter with return receipt, to the following addresses:
-
if to SG: to Piombino Dese (PD), via Molinella 17, to the Attention of the Chairman of the SG’s Board of Directors;
-
if to the Beneficiaries: to the address indicated on the payroll of the company of the SG Group with which the Beneficiaries have the employment relationship, or, in the alternative, to the address indicated in the contract governing the employment relationship, or, in the further alternative, at the place where the Beneficiaries carryout their duties for the company of the SG Group or at the other address eventually indicated in the Agreement or in the Agreement 2;
-
if to the Beneficiary’s heirs, the communication will be made impersonally to them at the address indicated by the Initial Beneficiary in the Grant Letter, by the New Beneficiary of Shares in the Shares Grant Letter and by the New Beneficiary of Money in the Money Grant Letter, or to the different address subsequently communicated by the Beneficiaries to the Company. A copy of the New Regulation will be attached to the communications sent to the the Beneficiary’s heirs.

14.2 The notices will be regarded as received upon the date indicated in the return receipt or, if sent by telefax (after the receipt of the certified letter) on the second Business Day following the day of sending the telefax as resulting from the confirmation’s message.

15. EVENTS TO WHICH THE EFFECTIVENESS OF THE RIGHTS AWARDED TO NEW BENEFICIARIES IS CONDITIONED

15.1 The effectiveness of the Rights attributed to each of the New Beneficiaries through the sending of the Letter of Attribution of the Rights is conditional upon the verification by the SG’s administrative body that, by the end of the First Vesting Period, in respect of each of the New Beneficiaries: (i) the employment relationship of indefinite duration with a company of SG group has not terminated for death, resignation, lawful dismissal or for a justified subjective reason, or the self-employment in favour of a company of SG group has not terminated (ii) the notice period for the resignations, lawful dismissal or for a justified subjective reason or termination of the self-emplyed relationship is not running, unless after the above-said period and without interruptions, the establishment of a new work relationship, at any title, or the renewal of the former one, with SG or with companies of SG Group has occurred. For the purposes of evaluating the occurrence of the above-mentioned circumstances the following rules apply:

i.
the employment relationship of indefinite duration with, or the self-employment in favour of, a company of SG group shall be deemed terminated on the date in which the termination of the aforesaid relationship becomes effective;
ii.
the notice period will be effective on the date of receipt by the Company of the resignation letter or on the date in which the addressee receives the layoff communication in case of lawful dismissal or dismissal for a justified subjective reason or on the date in which the addressee receives the communication of termination of the self-employed relationship;
iii.
the death of the Initial Beneficiary that occurred prior to the end of the First Vesting Period shall be regarded as termination of the employment relationship.

15.2 The effectiveness of the Rights attributed to each of the New Beneficiaries of Shares through the sending of the Letter of Attribution of the Rights is also conditional upon the verification by the SG’s administrative body of the degree of achievement of the Performance Objectives provided for the New Beneficiaries of Shares in relation to the First Vesting Period. On the basis of this assessment, - conducted on the data emerging from the consolidated financial statements for the year ended 31 December 2022, submitted to the Shareholders' Meeting of SG on the occasion of the approval of the financial statements -, the number of Shares indicated in the Letter of Attribution of Rights will be reduced in the Shares Grant Letter:

i.
by 15%, if the Single Final Revenues are at least equal to 95%, but lower than 100%, of the Annual Revenues Target provided for by the BP SGP for 2022 FY;
ii.
by 30%, if the Single Final Revenues are at least equal to 85%, but lower than 95%, of the Annual Revenues Target provided for by the BP SGP for 2022 FY;
iii.
by 100%, if the Single Final Revenues are lower than 85% of the Annual Revenues Target provided for by the BP SGP for 2022 FY;
iv.
by 10%, if the Single Final Revenues are equal or higher than 100% of the Annual Revenues Target provided for by the BP SGP for 2022 FY but the Single Final Ebitda is lower than 90% of the Annual Ebitda Target provided for by the BP SGP for 2022 FY;
v.
the percentages above indicated under points (i) and (ii)will be increased respectively to 30% and to 60% in case the Single Final Ebitda is lower than 90% of the Annual Ebitda Target provided for by the BP SGP for 2022 FY.

15.3 The effectiveness of the Rights attributed to each of the New Beneficiaries of Money through the sending of the Letter of Attribution of the Rights is also conditional upon the verification by the SG’s administrative body of the degree of achievement of the Performance Objectives provided for the New Beneficiaries of Money in relation to the First Vesting Period. On the basis of this assessment, - conducted on the data emerging from the consolidated financial statements for the year ended 31 December 2022, submitted to the Shareholders' Meeting of SG on the occasion of the approval of the financial statements -, the amount of money indicated in the Letter of Attribution of Rights will be reduced in the Money Grant Letter:

vi.
by 15%, if the Single Final Revenues are at least equal to 95%, but lower than 100%, of the Annual Revenues Target provided for by the BP SGP for 2022 FY;
vii.
by 30%, if the Single Final Revenues are at least equal to 85%, but lower than 95%, of the Annual Revenues Target provided for by the BP SGP for 2022 FY;
viii.
by 100%, if the Single Final Revenues are lower than 85% of the Annual Revenues Target provided for by the BP SGP for 2022 FY;

ix.
by 10%, if the Single Final Revenues are equal or higher than 100% of the Annual Revenues Target provided for by the BP SGP for 2022 FY but the Single Final Ebitda is lower than 90% of the Annual Ebitda Target provided for by the BP SGP for 2022 FY;
x.
the percentages above indicated under points (i) and (ii)will be increased respectively to 30% and to 60% in case the Single Final Ebitda is lower than 90% of the Annual Ebitda Target provided for by the BP SGP for 2022 FY.

15.4 If by the application of the percentages indicated in article 15.2 of the New Regulation the number of the Shares were not expressed in units, the number of Shares will be rounded up to units, if the decimals are equal or exceeds fifty cents, or down to units, if the decimals are lower than fifty cents.

16. APPLICABLE LAW AND JURISDICTION

16.1 The New Regulation is subject to and shall be assessed according with Italian law.

16.2 Any dispute arising in connection with the Stock Grant Plan 21-22, whether for its interpretation or for its execution, validity or termination, shall be submitted to the judgment of a sole arbitrator appointed by the President of the Tribunal of the district in which the SG has its registered office within 30 days of the written request of the most diligent party. The seat of arbitration shall be established, by the appointed arbitrator within the Province in which the Company has its registered office. The arbitrate shall be considered ritual (arbitrato rituale) and the arbitrator will decide according to law, with the application, therefore, of art. 806 et seq. of the Italian Code of Civil Procedure. The arbitrator shall pronounce the arbitration award within one hundred and eighty days from the acceptance of the appointment.

16.3
Without prejudice to the previous article 15.2, it is understood that any dispute deriving or related to the Stock Grant Plan 21-22 reserved by law to the Judicial Authority, the court with jurisdiction will be the Court of Padua. The Court of Padua will be also the court with jurisdiction in case of renunciation by the parties to the arbitration procedure.

15.4 The SG’s administrative body may modify the New Regulation in accordance with the necessary adjustment to the applicable laws and regulations, maintaining the spirit and the purposes for which this Plan was concived.

Annexes:

A – Quinquennial SG Strategic Business Plan.

B –Ebitda Definition.

Piombino Dese, 11 aprile 2022